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                        NORTHBROOK LIFE INSURANCE COMPANY
                                3100 SANDERS ROAD
                              NORTHBROOK, IL 60062


                                                  Home Office
                                                  Life Law & Regulation
                                                  June 8, 1990

To:       Northbrook Life Insurance Company
          3100 Sanders Road
          Northbrook, Illinois 60062

From:     Robert S. Seiler, Senior Vice President,
          Secretary and General Counsel

Re:       Form N-4 Registration Statement Under
          the Investment Company Act of 1940


     I have examined the above-mentioned document and the laws that I consider necessary and appropriate. On the basis of such examination, it is my opinion that:

     1. The Northbrook Life Insurance Company is duly organized and validly existing under the laws of the State of Illinois and has been duly authorized to issue variable annuity contracts by the Illinois Department of Insurance;

     2. The Northbrook Variable Annuity Separate Account II is a duly authorized and separately existing account established pursuant to
          Section 245.21 of the Illinois Insurance Code by Board Resolution dated May 18, 1990, and;

     3. The flexible premium variable annuity contracts when issued as contemplated by the Form N-4 Registration Statement will constitute legally and validly issued and binding obligations of Northbrook Life Insurance Company.



                                               s/s Robert S. Seiler
                                             ---------------------------------
                                             Robert S. Seiler, Senior Vice
                                             President, Secretary and
                                             General Counsel